Exhibit 99.1
Chain Bridge Bancorp, Inc. Reports Third Quarter 2026 Financial Results
McLean, Virginia, October 28, 2026
Chain Bridge Bancorp, Inc. (NYSE: CBNA) (the “Company”), the holding company for Chain Bridge Bank, N.A. (the “Bank”), today announced financial results for the third quarter of 2026 and the nine months ended September 30, 2026.
Third Quarter 2026 Financial Highlights (Three Months Ended September 30, 2026):
•Consolidated Net Income: $10.9 million
•Earnings Per Share: $1.66 per basic and diluted common share
•Return on Average Equity: 22.84% (on an annualized basis)
•Return on Average Assets: 1.92% (on an annualized basis)
•Book Value Per Share: $29.24
Year-to-Date 2026 Financial Highlights (Nine Months Ended September 30, 2026):
•Consolidated Net Income: $27.5 million
•Earnings Per Share: $4.19 per basic and diluted common share
•Return on Average Equity: 20.31% (on an annualized basis)
•Return on Average Assets: 1.81% (on an annualized basis)
Financial Performance
For the quarter ended September 30, 2026, the Company reported net income of $10.9 million, compared to $9.5 million for the quarter ended June 30, 2026 and $4.7 million for the quarter ended September 30, 2025. Earnings per share was $1.66 for the quarter ended September 30, 2026, compared to $1.45 for the quarter ended June 30, 2026 and $0.72 for the quarter ended September 30, 2025.
The Company’s consolidated total deposits were $2.1 billion at September 30, 2026, compared to $2.0 billion at June 30, 2026 and $1.4 billion at September 30, 2025. IntraFi Cash Service®1 (ICS®) One-Way Sell® deposits moved off the Company’s balance sheet were $498.5 million at September 30, 2026, compared to $668.0 million at June 30, 2026 and $146.4 million at September 30, 2025. Consistent with the seasonality the Company has historically observed during the quarters leading up to a federal election, political organization depositors, as defined in the Company’s public filings, exhibited heightened activity during the quarter ended September 30, 2026. Consolidated total deposits increased $63.5 million from June 30, 2026. One-Way Sell deposits decreased $169.5 million during
1 IntraFi, ICS, IntraFi Cash Service, and One-Way Sell are registered service marks of IntraFi LLC.

the quarter, primarily reflecting reductions in political organization deposit balances. The year-over-year increase in total deposits and One-Way Sell deposits was driven by growth in political organization deposit balances and other deposit categories, such as 501(c)(4) social welfare organization deposits.
Net income was $10.9 million for the quarter ended September 30, 2026, compared to $9.5 million for the quarter ended June 30, 2026. The quarter-over-quarter change was primarily due to a $2.8 million increase in net interest income. This additional net interest income was partially offset by increases of $525 thousand in the provision for loan credit losses, $471 thousand in total noninterest expenses, and $375 thousand in income tax expense arising from the overall increase in pretax income. The increase in the provision for loan credit losses reflected loan growth during the quarter.
Net income for the quarter ended September 30, 2026, was $6.2 million higher compared to the quarter ended September 30, 2025. This increase was primarily attributable to a $7.6 million increase in net interest income and a $1.8 million increase in deposit placement services income. The net income increase was offset by increases of $574 thousand in the provision for credit losses, $1.2 million in noninterest expense and $1.7 million in income tax expense.
Net income for the nine months ended September 30, 2026, was $27.5 million, compared to $14.9 million for the same period in 2025. The increase was driven by a $13.9 million increase in net interest income, along with a $5.2 million increase in deposit placement services income. The overall increase was partially reduced by a $534 thousand increase in the provision for credit losses, a $3.4 million increase in noninterest expense and a $3.3 million increase in income tax expense.
Book Value Per Share
As of September 30, 2026, book value per share was $29.24, compared to $25.79 at December 31, 2025 and $24.86 at September 30, 2025.
Net income during the first nine months of 2026 drove an increase in stockholders’ equity with a $27.5 million increase in retained earnings that was partially offset by a $4.9 million increase in accumulated other comprehensive loss, reflecting reduced fair values of available for sale investment securities as intermediate- and longer-term market interest rates, including U.S. Treasury yields, rose during 2026.
Year-over-year, retained earnings increased stockholders’ equity by $32.9 million, which was partially offset by a $4.1 million increase in accumulated other comprehensive loss. The increase in accumulated other comprehensive loss reflected lower fair values across the available for sale portfolio as intermediate- and longer-term market interest rates, including U.S. Treasury yields, rose over the twelve months ended September 30, 2026, with a larger portfolio balance contributing to the change.
Interest Income and Net Interest Margin
Net interest income for the third quarter of 2026 was $19.9 million, compared to $17.1 million in the second quarter of 2026 and $12.3 million in the third quarter of 2025. The net interest margin was 3.53% in the third quarter of 2026, compared to 3.45% in the second quarter of 2026 and 3.35% in the third quarter of 2025.

The primary factor contributing to the $2.8 million increase in net interest income compared to the second quarter of 2026 was deposit-driven cash inflows, which lifted the average balance of interest-bearing deposits in other banks by $262.7 million and generated $2.6 million of additional interest income.
Net interest income increased by $7.6 million compared to the third quarter of 2025, primarily due to deposit-driven cash inflows held as interest-bearing deposits in other banks and short-term taxable investment securities. Interest-bearing deposits in other banks, which were $532.0 million higher on average, generated $4.4 million of additional interest income, although the lower short-term interest rates compared to the third quarter of 2025 partially tempered the increase. Growth within the taxable investment securities portfolio, which was $255.9 million higher on average, together with higher yields, resulted in additional interest income of $2.7 million. Additionally, a decline in the cost and size of interest-bearing liabilities resulted in a reduction of interest expense of $458 thousand. As a result of these factors, net interest income grew faster than average interest-earning assets, and net interest margin increased from 3.35% to 3.53% year-over-year.

For the nine months ended September 30, 2026, the Company reported higher net interest income of $51.9 million, compared to $37.9 million for the nine months ended September 30, 2025, and a higher net interest margin of 3.47% for 2026, compared to 3.44% for 2025. Contributing to the $12.9 million increase in interest income, the average taxable investment securities portfolio balance increased $284.5 million, and the rate earned on those investments increased 29 basis points, generating additional interest income of $8.6 million. The average balance of interest-bearing deposits in other banks grew by $266.0 million. A 73 basis point decline in yield, reflecting the lower short-term interest rates in 2026, tempered that income growth, producing a net $5.1 million increase in interest income from this segment. The decline in the cost and size of interest-bearing liabilities drove the $1.1 million reduction of interest expense. Due to the factors described, net interest margin increased from 3.44% to 3.47% year-over-year, as growth in net interest income outpaced growth in average interest-earning assets.
Noninterest Income
Noninterest income for the third quarter of 2026 was $2.9 million, compared to $2.9 million in the second quarter of 2026 and $847 thousand for the third quarter of 2025. The third quarter 2026 deposit placement services income, which is driven by the volume of One-Way Sell deposits placed at other banks through the ICS network and the rates paid by ICS for those deposits, was $2.0 million, compared to $2.1 million in the second quarter of 2026 and $174 thousand in the third quarter of 2025. The quarter-over-quarter decrease in deposit placement services income was less pronounced than the decrease in period-end One-Way Sell deposit balances, reflecting average balances during the third quarter that remained generally consistent with the prior quarter.

Changes in One-Way Sell deposits can occur in response to deposit seasonality, evolving balance sheet dynamics and available capital capacity. Deposit placement services income is also affected by changes in the rate paid by ICS for One-Way Sell deposits, which typically adjusts in a manner parallel to federal funds rate adjustments.
For the nine months ended September 30, 2026, noninterest income was $8.3 million, compared to $2.4 million for the nine months ended September 30, 2025. Changes in One-Way Sell deposits drove the year-over-year increase, pushing deposit placement services income from $466 thousand to $5.7 million and income from trust and wealth management services further contributed to the overall growth.

Noninterest Expenses
Total noninterest expense for the third quarter of 2026 was $8.5 million, compared to $8.0 million in the second quarter of 2026 and $7.3 million in the third quarter of 2025. The increase over both periods reflected expenses associated with a larger workforce and higher professional services costs.
For the nine months ended September 30, 2026, total noninterest expense was $25.4 million, compared to $22.1 million for the nine-month period ended September 30, 2025. The factors discussed above led to the year-over-year increase, with less significant increases across the remaining expense categories.
Balance Sheet and Related Highlights
As of September 30, 2026:
•Total assets were $2.3 billion, compared to $1.8 billion as of December 31, 2025, and $1.5 billion as of September 30, 2025.
•Total deposits were $2.1 billion, compared to $1.6 billion as of December 31, 2025, and $1.4 billion as of September 30, 2025.
•Total ICS One-Way Sell deposits were $498.5 million, compared to $359.9 million as of December 31, 2025, and $146.4 million as of September 30, 2025.
•Interest-bearing reserves held at the Federal Reserve were $1.0 billion, compared to $580.9 million as of December 31, 2025, and $388.2 million as of September 30, 2025.
•The loan-to-deposit ratio was 14.74%, compared to 17.46% as of December 31, 2025, and 20.82% as of September 30, 2025.
•The ratio of non-performing assets to total assets remained at 0.00%, unchanged from December 31, 2025 and September 30, 2025.
During the third quarter of 2026, one residential mortgage loan was placed on nonaccrual status. The Bank elected to sell the loan rather than pursue collection and completed the sale on September 30, 2026. Upon transfer of this loan to held for sale, the $36 thousand difference between the loan’s amortized cost and the fair value was charged to the allowance for credit losses. At September 30, 2026, the Bank had no nonaccrual loans, no loans 90 days or more past due, and no other real estate owned.

Liquidity
As of September 30, 2026, the Company’s liquidity ratio was 93.02%, compared to 94.03% at June 30, 2026 and 89.54% at September 30, 2025. The liquidity ratio is calculated as the sum of cash and cash equivalents plus unpledged securities classified as investment grade, divided by total liabilities. Cash, cash equivalents, and unpledged investment grade securities totaled $1.9 billion, $1.9 billion and $1.2 billion, respectively, at September 30, 2026, June 30, 2026 and September 30, 2025.

Capital
As of September 30, 2026, the Company’s tangible common equity to tangible total assets ratio was 8.47%, compared to 8.38% at June 30, 2026 and 10.63% at September 30, 2025. The ratio, calculated in accordance with GAAP, represents the ratio of common equity to total assets. The Company did not have any intangible assets or goodwill for the periods presented.
The quarter-over-quarter increase in the ratio reflects growth in stockholders’ equity that outpaced growth in assets. The year-over-year decline in this ratio primarily reflects deposit-driven asset growth, partially offset by an increase in stockholders’ equity.
As of September 30, 2026, the Company reported a Tier 1 leverage ratio of 8.83%, a Tier 1 risk-based capital ratio of 47.36%, and a total risk-based capital ratio of 48.36%. As of June 30, 2026, the Company reported a Tier 1 leverage ratio of 9.39%, a Tier 1 risk-based capital ratio of 49.46%, and a total risk-based capital ratio of 50.45%. As of September 30, 2025, the Company’s Tier 1 leverage ratio stood at 11.34%, the Tier 1 risk-based capital ratio at 44.43% and the total risk-based capital ratio at 45.56%. The quarter-over-quarter decreases in the risk-based capital ratios reflect growth in risk-weighted assets, which outpaced capital growth through retained earnings. Conversely, the year-over-year increases in the risk-based capital ratios reflect capital growth through retained earnings, which outpaced the growth in risk-weighted assets.
The quarter-over-quarter and year-over-year decreases in the Tier 1 leverage ratio are the result of deposit-driven asset growth, partially offset by an increase in retained earnings.
Trust & Wealth Department
As of September 30, 2026, the Trust & Wealth Department oversaw total assets under administration (“AUA”), a measure encompassing both managed and custodial assets, of $732.6 million, which included $261.2 million in assets under management (“AUM”) and $471.4 million in assets under custody (“AUC”). This compares to $772.8 million in AUA as of June 30, 2026, which included $257.4 million in AUM and $515.4 million in AUC. As of September 30, 2025, AUA stood at $552.4 million, including $196.1 million in AUM and $356.3 million in AUC. The $40.2 million quarter-over-quarter decrease in AUA reflects a $44.1 million decrease in AUC, primarily attributable to net outflows, including those from political organization clients. Inflows from 501(c)(4) social welfare organization clients partially offset those outflows. AUM increased by $3.9 million as net inflows exceeded a decline in the market value of the underlying assets during the quarter. Account additions were the primary driver of the increase year-over-year. AUA are not captured on the consolidated balance sheets.

Trust and wealth management income was $491 thousand in the third quarter of 2026, compared to $501 thousand in the second quarter of 2026 and $355 thousand in the third quarter of 2025. The year-over-year increase in income corresponded with growth in AUM.
Political Organization Deposits
Historically, deposits from political organizations have typically increased in the periods leading up to federal elections, declined in the quarters around federal elections, and tended to rebuild gradually in the quarters following federal elections. Although the timing and magnitude of these flows have varied from cycle to cycle, such fluctuations are longstanding characteristics of the Company’s deposit base.

For additional information regarding political organization deposit activity during 2025, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. As of September 30, 2026, year-over-year growth in political organization deposit balances contributed to the $700.4 million increase in total consolidated deposits and the $352.0 million increase in One-Way Sell deposits. As of September 30, 2026, the Bank maintained elevated deposit levels ahead of the November 2026 federal elections. Deposits from political organizations are currently experiencing outflows, which the Company expects to continue during the fourth quarter of 2026, with the possibility of outflows extending into early 2027, as the 2026 election cycle concludes. The outflows to date have been consistent with the seasonal patterns the Company has historically observed during federal election cycles. The amount and timing of these deposit inflows and outflows are difficult to predict and may differ from historical patterns.

About Chain Bridge Bancorp, Inc.:
Chain Bridge Bancorp, Inc., a Delaware corporation, is the registered bank holding company for Chain Bridge Bank, National Association. Chain Bridge Bancorp, Inc. is regulated and supervised by the Federal Reserve under the Bank Holding Company Act of 1956, as amended. Chain Bridge Bank, National Association is a national banking association, chartered under the National Bank Act, and is subject to primary regulation, supervision, and examination by the Office of the Comptroller of the Currency. Chain Bridge Bank, National Association is a member of the Federal Deposit Insurance Corporation and provides banking, trust, and wealth management services. For more information, please visit our investor relations website at https://ir.chainbridgebank.com.
Investor Relations:
Hilary E. Albrecht
Corporate Secretary and Counsel
Chain Bridge Bancorp, Inc.
IR@chainbridgebank.com
(703) 748-2005

Cautionary Note Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements involve risks and uncertainties. You should not place undue reliance on forward-looking statements because they are subject to numerous uncertainties and factors relating to our operations and business, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other variations or comparable terminology and expressions. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, new information, the occurrence of unanticipated events, or otherwise, except as required by law.

Forward-looking statements include, among other things, statements relating to: (i) changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, including the effects of United States federal government spending and tariffs; (ii) the level of, or changes in the level of, interest rates and inflation, including the effects on our net interest income, noninterest income, and the market value of our investment and loan portfolios; (iii) the level and composition of our deposits, including our ability to attract and retain, and the seasonality of, client deposits, including those in the ICS network, as well as the amount and timing of deposit inflows and outflows, including during the fourth quarter of 2026 and early 2027, and the concentration of our deposits; (iv) our future net interest margin, net interest income, net income, and return on equity; (v) our political organization clients’ fundraising and disbursement activities; (vi) the level and composition of our loan portfolio, including our ability to maintain the credit quality of our loan portfolio; (vii) current and future business, economic and market conditions in the United States generally or in the Washington, D.C. metropolitan area in particular; (viii) the effects of disruptions or instability in the financial system, including as a result of the failure of a financial institution or other participants in it, or geopolitical instability, including war, terrorist attacks, pandemics and man-made and natural disasters; (ix) the impact of, and changes, in applicable laws, regulations, regulatory expectations and accounting standards and policies; (x) our likelihood of success in, and the impact of, legal, regulatory or other actions, investigations or proceedings related to our business; (xi) adverse publicity or reputational harm to us, our senior officers, directors, employees or clients; (xii) our ability to effectively execute our growth plans or other initiatives; (xiii) changes in demand for our products and services; (xiv) our levels of, and access to, sources of liquidity and capital; (xv) the ability to attract and retain essential personnel or changes in our essential personnel; (xvi) our ability to effectively compete with banks, non-bank financial institutions, and financial technology firms and the effects of competition in the financial services industry on our business; (xvii) the emergence, adoption and evolution of new technologies and payment methods, including stablecoins, digital assets, blockchains and other technologies based on distributed ledgers, and their effects on competition and our business; (xviii) the development, use and regulation of artificial intelligence, including by us, our vendors and our competitors; (xix) the effectiveness of our risk management and internal disclosure controls and procedures; (xx) any failure or interruption of our information and technology systems, including any components provided by a third party; (xxi) our ability to identify and address cybersecurity threats and breaches; (xxii) our ability to keep pace with technological changes; (xxiii) our ability to receive dividends from the Bank and satisfy our obligations as they become due; (xxiv) the incremental costs of operating as a public company; (xxv) our ability to meet our obligations as a public company, including our obligation under Section 404 of the Sarbanes-Oxley Act; and (xxvi) the effect of our dual-class structure and the concentrated ownership of our Class B common stock, including beneficial ownership of our shares by members of the Fitzgerald Family.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including the risks described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2025, and in the Company’s subsequent filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q, available at the Securities and Exchange Commission’s website (www.sec.gov).

Chain Bridge Bancorp, Inc. and Subsidiary Consolidated Financial Highlights (Dollars in thousands, except per share data) (unaudited)
	As of or For the Three Months Ended			As of or For the Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Key Performance Indicators
Net income	$10,925	$9,512	$4,702	$27,509	$14,893
Return on average assets [2]	1.92%	1.90%	1.27%	1.81%	1.33%
Return on average risk-weighted assets [2,3]	10.76%	10.04%	4.97%	9.46%	5.16%
Return on average equity [2]	22.84%	21.20%	11.67%	20.31%	12.93%
Yield on average interest-earning assets [2,4]	3.65%	3.58%	3.67%	3.60%	3.71%
Cost of funds [2,5]	0.13%	0.14%	0.35%	0.14%	0.30%
Net interest margin [2,6]	3.53%	3.45%	3.35%	3.47%	3.44%
Efficiency ratio [7]	37.40%	40.25%	55.79%	42.26%	54.73%

Balance Sheet and Other Highlights
Total assets	$2,265,574	$2,192,553	$1,534,355	$2,265,574	$1,534,355
Interest-bearing reserves held at the Federal Reserve[8]	1,029,800	812,677	388,213	1,029,800	388,213
Total debt securities [9]	886,868	1,066,558	831,549	886,868	831,549
U.S. Treasury securities [9]	549,495	731,076	492,042	549,495	492,042
Total gross loans	304,423	274,285	284,084	304,423	284,084
Total deposits	2,064,937	2,001,469	1,364,540	2,064,937	1,364,540

ICS One-Way Sell Deposits
Total ICS One-Way Sell Deposits [10]	$498,471	$667,971	$146,438	$498,471	$146,438

Fiduciary Assets
Trust & Wealth Department: Total assets under administration (AUA)	$732,571	$772,785	$552,390	$732,571	$552,390
Assets under management (AUM)	261,215	257,363	196,116	261,215	196,116
Assets under custody (AUC)	471,356	515,422	356,274	471,356	356,274

Liquidity and Asset Quality Metrics
Liquidity ratio [11]	93.02%	94.03%	89.54%	93.02%	89.54%
Loan-to-deposit ratio	14.74%	13.70%	20.82%	14.74%	20.82%
Non-performing assets to total assets	—%	—%	—%	—%	—%
Net charge offs / average gross loans outstanding[2]	0.05%	—%	—%	0.02%	—%
Allowance for credit losses on loans to gross loans outstanding	1.37%	1.35%	1.45%	1.37%	1.45%
Allowance for credit losses on held to maturity securities / gross held to maturity securities	0.03%	0.04%	0.05%	0.03%	0.05%
2 Ratios are presented on an annualized basis.
3 Return on average risk-weighted assets is calculated as net income divided by average risk-weighted assets. Average risk-weighted assets are calculated using the last two quarter ends with respect to the three-month periods presented, and the last four quarter ends with respect to the nine-month periods presented.
4 Yield on average interest-earning assets is calculated as total interest and dividend income divided by average interest-earning assets.
5 Cost of funds is calculated as total interest expense divided by the sum of average total interest-bearing liabilities and average demand deposits.
6 Net interest margin is net interest income expressed as a percentage of average interest-earning assets.
7 Efficiency ratio is calculated as non-interest expense divided by the sum of net interest income and non-interest income.
8 Included in “interest-bearing deposits in other banks” on the consolidated balance sheets.
9 Total debt securities and U.S. Treasury securities are calculated as the sum of securities available for sale (AFS) and securities held to maturity (HTM). AFS securities are reported at fair value, and held to maturity securities are reported at carrying value, net of allowance for credit losses.
10 ICS One-Way Sell are deposits placed at other banks through the ICS network. One-Way Sell deposits are not included in the total deposits on the Company’s consolidated balance sheets. The Bank has the flexibility, subject to the terms and conditions of the IntraFi Participating Institution Agreement, to convert these One-Way Sell deposits into reciprocal deposits, which would then appear on the Company’s consolidated balance sheets.
11 Liquidity ratio is calculated as the sum of cash and cash equivalents and unpledged investment grade securities, expressed as a percentage of total liabilities.

Chain Bridge Bancorp, Inc. and Subsidiary Consolidated Financial Highlights (Dollars in thousands, except per share data) (unaudited)
	As of or For the Three Months Ended			As of or For the Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Capital Information [12]
Tangible common equity to tangible total assets ratio [13]	8.47%	8.38%	10.63%	8.47%	10.63%
Tier 1 capital	$200,237	$189,312	$167,384	$200,237	$167,384
Tier 1 leverage ratio	8.83%	9.39%	11.34%	8.83%	11.34%
Tier 1 risk-based capital ratio	47.36%	49.46%	44.43%	47.36%	44.43%
Total regulatory capital	$204,486	$193,117	$171,627	$204,486	$171,627
Total risk-based regulatory capital ratio	48.36%	50.45%	45.56%	48.36%	45.56%
Double leverage ratio [14]	97.52%	97.13%	92.70%	97.52%	92.70%

Chain Bridge Bancorp, Inc. Share Information
Number of shares outstanding	6,561,817	6,561,817	6,561,817	6,561,817	6,561,817
Class A number of shares outstanding	3,403,387	3,388,427	3,198,027	3,403,387	3,198,027
Class B number of shares outstanding	3,158,430	3,173,390	3,363,790	3,158,430	3,363,790
Book value per share	$29.24	$27.99	$24.86	$29.24	$24.86
Earnings per share, basic and diluted	$1.66	$1.45	$0.72	$4.19	$2.27

12 Company-level capital information is calculated in accordance with banking regulatory accounting principles specified by regulatory agencies for supervisory reporting purposes.
13 The ratio of tangible common equity to tangible total assets is calculated in accordance with GAAP and represents common equity divided by total assets. The Company did not have any goodwill or other intangible assets for the periods presented.
14 Double leverage ratio represents Chain Bridge Bancorp, Inc.’s investment in Chain Bridge Bank, N.A. divided by Chain Bridge Bancorp, Inc.’s consolidated equity.

Chain Bridge Bancorp, Inc. and Subsidiary Consolidated Balance Sheets (Dollars in thousands, except per share data) (unaudited)
	September 30, 2026	December 31, 2025[15]	September 30, 2025
Assets
Cash and due from banks	$11,180	$4,882	$6,628
Interest-bearing deposits in other banks	1,030,404	581,748	389,055
Total cash and cash equivalents	1,041,584	586,630	395,683
Securities available for sale, at fair value	678,369	608,804	547,769
Securities held to maturity, at carrying value, net of allowance for credit losses of $64, $128, and $133 respectively (fair value of $193,388, $245,276 and $271,139, respectively)	208,499	256,510	283,780
Equity securities, at fair value	534	547	542
Restricted securities, at cost	3,763	3,383	3,383
Loans, net of allowance for credit losses of $4,185, $4,096 and $4,110, respectively	300,238	270,663	279,974
Premises and equipment, net of accumulated depreciation of $8,215, $7,755, and $7,639, respectively	16,729	13,229	12,063
Accrued interest receivable	10,763	7,108	7,082
Other assets	5,095	3,525	4,079
Total assets	$2,265,574	$1,750,399	$1,534,355
Liabilities and stockholders’ equity
Liabilities
Deposits:
Noninterest-bearing	$1,765,096	$1,254,695	$944,838
Savings, interest-bearing checking and money market accounts	292,748	309,352	410,280
Time, $250 and over	3,068	4,787	4,781
Other time	4,025	4,446	4,641
Total deposits	2,064,937	1,573,280	1,364,540
Accrued interest payable	14	32	26
Accrued expenses and other liabilities	8,782	7,868	6,693
Total liabilities	2,073,733	1,581,180	1,371,259
Commitments and contingencies
Stockholders’ equity
Preferred Stock:
No par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—	—
Class A Common Stock:
$0.01 par value, 20,000,000 shares authorized, 3,403,387, 3,297,137, and 3,198,027 shares issued and outstanding, respectively	34	33	32
Class B Common Stock:
$0.01 par value, 10,000,000 shares authorized, 3,158,430, 3,264,680, and 3,363,790 shares issued and outstanding, respectively	31	32	33
Additional paid-in capital	74,785	74,785	74,785
Retained earnings	125,387	97,878	92,534
Accumulated other comprehensive loss	(8,396)	(3,509)	(4,288)
Total stockholders’ equity	191,841	169,219	163,096
Total liabilities and stockholders’ equity	$2,265,574	$1,750,399	$1,534,355
15 Derived from audited financial statements.

Chain Bridge Bancorp, Inc. and Subsidiary
Consolidated Statements of Income
(Dollars in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Interest and dividend income
Interest and fees on loans	$3,342	$3,103	$3,251	$9,445	$10,195
Interest and dividends on securities, taxable	8,299	8,305	5,637	24,094	15,519
Interest on securities, tax-exempt	270	279	275	833	836
Interest on interest-bearing deposits in banks	8,655	6,023	4,271	19,448	14,390
Total interest and dividend income	20,566	17,710	13,434	53,820	40,940
Interest expense
Interest on deposits	700	658	1,158	1,954	3,022
Total interest expense	700	658	1,158	1,954	3,022
Net interest income	19,866	17,052	12,276	51,866	37,918
Provision for (recapture of) credit losses
Provision for (recapture of) loan credit losses	507	(18)	(83)	125	(404)
Recapture of securities credit losses	(27)	(22)	(11)	(64)	(69)
Total provision for (recapture of) credit losses	480	(40)	(94)	61	(473)
Net interest income after provision for (recapture of) credit losses	19,386	17,092	12,370	51,805	38,391
Noninterest income
Deposit placement services	2,007	2,055	174	5,713	466
Trust and wealth management	491	501	355	1,426	930
Service charges on accounts	390	345	250	1,037	751
Gain on sale of mortgage loans	7	3	28	9	55
Other income	15	41	40	88	169
Total noninterest income	2,910	2,945	847	8,273	2,371
Noninterest expenses
Salaries and employee benefits	5,138	4,937	4,524	14,872	13,062
Data processing and communication expenses	793	847	767	2,445	2,166
Professional services	757	483	555	2,629	2,249
State franchise taxes	419	375	251	1,147	951
Occupancy and equipment expenses	360	328	267	1,014	776
FDIC and regulatory assessments	303	268	198	813	628
Insurance expenses	171	169	151	509	453
Directors’ fees	165	166	142	562	432
Other operating expenses	413	475	467	1,423	1,335
Total noninterest expenses	8,519	8,048	7,322	25,414	22,052
Net income before taxes	13,777	11,989	5,895	34,664	18,710
Income tax expense	2,852	2,477	1,193	7,155	3,817
Net income	$10,925	$9,512	$4,702	$27,509	$14,893
Earnings per common share, basic and diluted - Class A and Class B	$1.66	$1.45	$0.72	$4.19	$2.27
Weighted average common shares outstanding, basic and diluted - Class A	3,395,643	3,372,321	3,165,689	3,360,836	3,127,087
Weighted average common shares outstanding, basic and diluted - Class B	3,166,174	3,189,496	3,396,128	3,200,981	3,434,730

The following tables show the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our interest-earning assets and the average costs of our interest-bearing liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

Chain Bridge Bancorp, Inc. and Subsidiary Average Balance Sheets, Interest, and Yields/Costs (unaudited)
	Three months ended
	September 30, 2026			June 30, 2026			September 30, 2025
($ in thousands)	Average balance	Interest	Average yield/cost	Average balance	Interest	Average yield/cost	Average balance	Interest	Average yield/cost
Assets:
Interest-earning assets:
Interest-bearing deposits in other banks	$914,469	$8,655	3.76%	$651,765	$6,023	3.71%	$382,434	$4,271	4.43%
Investment securities, taxable[16]	979,713	8,299	3.36%	1,001,999	8,305	3.32%	723,820	5,637	3.09%
Investment securities, tax-exempt [16]	53,697	270	1.99%	55,608	279	2.01%	61,020	275	1.79%
Loans	286,071	3,342	4.64%	274,728	3,103	4.53%	285,908	3,251	4.51%
Total interest-earning assets	2,233,950	$20,566	3.65%	1,984,100	$17,710	3.58%	1,453,182	$13,434	3.67%
Less allowance for credit losses	(3,869)			(3,857)			(4,335)
Noninterest-earning assets	33,079			31,667			22,348
Total assets	$2,263,160			$2,011,910			$1,471,195
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Savings, interest-bearing checking and money market	$297,672	$661	0.88%	$279,846	$617	0.88%	$396,100	$1,096	1.10%
Time deposits	7,260	39	2.13%	7,786	41	2.11%	9,767	62	2.53%
Total interest-bearing liabilities	304,932	$700	0.91%	287,632	$658	0.92%	405,867	$1,158	1.13%
Non-interest-bearing liabilities:
Demand deposits	1,759,682			1,536,250			898,669
Other liabilities	8,751			8,021			6,859
Total liabilities	2,073,365			1,831,903			1,311,395
Stockholders’ equity	189,795			180,007			159,800
Total liabilities and stockholders’ equity	$2,263,160			$2,011,910			$1,471,195
Net interest income		$19,866			$17,052			$12,276
Net interest margin			3.53%			3.45%			3.35%

16 Average balances for securities transferred from AFS to HTM at fair value are shown at carrying value. Average balances for AFS and all other HTM bonds are shown at amortized cost.

Chain Bridge Bancorp, Inc. and Subsidiary Average Balance Sheets, Interest, and Yields/Costs (continued) (unaudited)
	Nine Months Ended September 30,
	2026			2025
($ in thousands)	Average balance	Interest	Average yield/cost	Average balance	Interest	Average yield/cost
Assets:
Interest-earning assets:
Interest-bearing deposits in other banks	$696,929	$19,448	3.73%	$430,888	$14,390	4.46%
Investment securities, taxable[17]	969,831	24,094	3.32%	685,299	15,519	3.03%
Investment securities, tax-exempt[17]	55,631	833	2.00%	62,776	836	1.78%
Loans	278,322	9,445	4.54%	296,356	10,195	4.60%
Total interest-earning assets	2,000,713	$53,820	3.60%	1,475,319	$40,940	3.71%
Less allowance for credit losses	(3,980)			(4,564)
Noninterest-earning assets	31,668			21,118
Total assets	$2,028,401			$1,491,873
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Savings, interest-bearing checking and money market	$278,382	$1,823	0.88%	$358,113	$2,815	1.05%
Time deposits	8,100	131	2.16%	10,536	207	2.63%
Short term borrowings[18]	—	—	—%	3	—	5.35%
Total interest-bearing liabilities	286,482	$1,954	0.91%	368,652	$3,022	1.10%
Noninterest-bearing liabilities:
Demand deposits	1,552,526			962,562
Other liabilities	8,334			6,702
Total liabilities	1,847,342			1,337,916
Stockholders’ equity	181,059			153,957
Total liabilities and stockholders’ equity	$2,028,401			$1,491,873
Net interest income		$51,866			$37,918
Net interest margin			3.47%			3.44%

17 Average balances for securities transferred from AFS to HTM at fair value are shown at carrying value. Average balances for AFS and all other HTM bonds are shown at amortized cost.
18 The cost of short term borrowing for the nine months ended September 30, 2025 reflects interest expense incurred during the period. The amount of interest expense was less than our rounding threshold and is therefore displayed as $0.